Exhibit 3.9

CHARTER

OF

A.D.E. OF KNOXVILLE, INC.

The undersigned person under the Tennessee Business Corporation Act adopts the following charter for the above listed corporation:

1. The name of the corporation is:

A.D.E. OF KNOXVILLE, INC.

2. The number of shares of stock the Corporation is authorized to issue is: One Thousand (1,000) shares, No (-0-) par value.

3. (a) The complete address of the Corporation’s initial registered office in Tennessee is: 530 S. Gay Street, Suite 600, Knoxville, Tennessee 37902, County of Knox.

(b)	The name of the initial registered agent, to be located at the address listed in 3(a) is: C.T. Corporation.

4. The name and complete address of each incorporator is: Mary D. Miller, Suite 600, 800 Gay Street, Knoxville, Tennessee 37929.

5. The complete address of the Corporation’ s principal office is: 9617 Trucker’s Lane, Knoxville. Knox County, Tennessee, 37922.

6. The Corporation is for profit.

7. Directors shall not have personal liability to the Corporation or the Corporation’s shareholders for monetary damages for a breach of fiduciary duty as a director.

This limitation shall not eliminate or limit the liability of a director for any breach of a director’s duty of loyalty to the Corporation or its shareholders or for any acts or omissions not in good faith or which involve international misconduct or a knowing violation of law or unlawful; distributions.

8. Except as specifically limited in Section 48-18-502 of the Tennessee Business Corporation Act, this Corporation shall indemnify against liability incurred in a proceeding by any individual made a party to the proceeding because he was or is a Director and/or Officer of this Corporation if the person conducted himself in good faith and reasonably believed that:

(a)	In the case of conduct in his official capacity with the Corporation, the conduct was in the Corporation’s best interest.

(b)	In all other cases, the conduct was at least not opposed to the best interest of the Corporation;

(c)	In the case of any criminal proceeding the individual had no reasonable cause to believe the conduct was unlawful; and

(d)	Conduct with respect to an employee benefit plan for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan and the conduct was at least not opposed to their best interest.

/s/ Mary D. Miller
Incorporator’s Signature

May 24, 1993
Signature Date

Mary D. Miller
Incorporator’s Name

State of Tennessee

Department of State

Corporate Filings

312 Eighth Avenue North

6th Floor, William R. Snodgrass Tower

Nashville, TN 37243

ARTICLES OF CONVERSION

(For-Profit Corporation into LLC)

Pursuant to the provisions of Section 48-21-111 of the Tennessee Business Corporation Act, the undersigned domestic for-profit corporation hereby adopts the following articles of conversion:

1.	The corporation was converted to a limited liability company from a corporation.

2.	The name and principal business address of the former corporation was: A.D.E. of Knoxville 1011 ADESA Pkwy., Lenoir City, TN 37771.

3.	The SOS Control Number of the former corporation (if known) is: 0266251.

4.	The Plan of Conversion is attached to these Articles of Conversion and is incorporated herein by reference.

5.	Articles of Organization of the limited liability company which satisfy Section 48-205-101 of the Tennessee Limited Liability Company Act are included in the Plan of Conversion.

6.	The terms and conditions of the conversion have been approved by the unanimous vote of the shareholders.

7.	The number of members of the limited liability company at the date of conversion is: 1.

January 1, 2004	/s/ Karen C. Turner
Signature Date	Signature

Secretary	Karen C. Turner
Signer’s Capacity	Name (typed or printed)

EXHIBIT

PLAN OF CONVERSION

THIS PLAN OF CONVERSION (“Plan of Conversion”) entered into this 1st day of January, 2004 by A.D.E. of Knoxville, Inc., a Tennessee corporation (the “Converting Corporation”).

WITNESSETH:

WHEREAS, the Converting Corporation is a corporation organized under the Tennessee Business Corporation Act (“Act”):

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation desire that the Converting Corporation convert into a Tennessee limited liability company pursuant to the provisions of Section 48-21-111 of the Act, in the manner set forth herein (the “Conversion”): and

WHEREAS, the Board of Directors and the sole Shareholder of the Converting Corporation have approved and adopted this Plan of Conversion in accordance with the Act.

NOW, THEREFORE, the Converting Corporation shall convert into a Tennessee limited liability company in accordance with the following provisions:

ARTICLE I

Parties to the Conversion

Section 1.1 The Converting Corporation. The name of the Converting Corporation is “A.D.E. of Knoxville, Inc.”, a Tennessee corporation.

Section 1.2 The Converted Limited Liability Company. The name of the converted limited liability company is “A.D.E. of Knoxville, LLC”, a Tennessee limited liability company (the “Converted Limited Liability Company”).

ARTICLE II

Terms and Conditions of the Conversion

and Mode of Carrying the Conversion Into Effect

Section 2.1 Effective Time of the Conversion. The “Effective Time of the Conversion” shall be January 1, 2004 at 12:01 a.m.

Section 2.2 Effect of the Conversion. The Converting Corporation shall merge with and into the Converted Limited Liability Company, and the separate existence of the Converting Corporation shall cease.

Section 2.3 Ownership and Shares. All of the issued and outstanding shares of the Converting Corporation are owned by the sole Shareholder. Upon the effectiveness the Conversion, all of issued and outstanding common shares of the Converting Corporation will be canceled and the certificates issued will be surrendered and the sole Shareholder will be the sole Member of the Converted Limited Liability Company.

Section 2.4 Director Approval. The Board of Directors of the Converting Corporation have duly authorized the Conversion and approved and adopted this Plan of Conversion in accordance with the Act.

Section 2.5 Shareholder Approval. The sole Shareholder of the Converting Corporation has approved this Plan of Conversion in accordance with the Act. This Plan of Conversion shall be executed, acknowledged, filed and recorded as required for accomplishing a Conversion under the applicable provisions of the Act.

ARTICLE III

Governing Documents of the Converted Limited Liability Company

The Articles of Organization attached hereto as Exhibit A and the Operating Agreement of the Converted Limited Liability Company shall be the governing documents upon the Effective Time of the Conversion and shall continue as such in full force and effect until altered, amended or repealed.

ARTICLE IV

Manager and Officers

Section 4.1 Manager. ADESA Corporation shall be the manager of the Converted Limited Liability Company.

Section 4.2 Officers. Each person named below shall hold the office(s) of the Converted Limited Liability Company listed next to his or her name, to hold such office(s) until the their successor is elected at a meeting of the Manager of the Converted Limited Liability Company thereafter.

Name	Office(s)
James P. Hallett	President
Donald L. Harris	Vice President
Karen C. Turner	Secretary
Paul J. Lips	Treasurer
Scott A. Anderson	Assistant Treasurer

ARTICLE V

Further Assurances

By operation of Act, all real estate, property rights and assets of the Converting Corporation will be vested in the Converted Limited Liability Company, and the Converted Limited Liability Company is liable for all outstanding debts, litigation and obligations of the Converting Corporation.

If at any time the Converted Limited Liability Company shall consider or be advised that any further assignment, assurance or any other action is necessary or desirable to vest in the Converted Limited Liability Company, the title to any property or right of the Converted Limited Liability Companies or otherwise to carry out the proposes of this Plan of Conversion, the proper officers and directors of the Converting Corporation shall execute and make all such proper assignments or assurances and take such other actions. The proper officers and manager of the Converted Limited Liability Company are hereby authorized in the name of the Converting Corporation, as taxpayer or otherwise, to take any and all such action.